UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2010
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2010, the Compensation and Personnel Committee (the “Committee”) of the CarMax, Inc. (the “Company”) Board of Directors approved the adoption of the Company’s Executive Deferred Compensation Plan (the “Plan”), to be effective January 1, 2011.  Pursuant to the Plan, certain CarMax associates, including all of the Company’s named executive officers, may defer receipt of a portion of their respective cash compensation, and elect to have those amounts paid to them upon retirement, termination of employment, or some other date chosen by the associate.  The Plan will not be funded by the Company, and payments under the Plan will be made by the Company to each associate as permitted by law and in accordance with the associate’s election decisions.  The Plan does not provide any additional compensation to any Plan participant; rather, it solely provides a means to defer compensation for payment at a later date.  The Plan will be implemented, administered and interpreted consistent with Internal Revenue Code Section 409A.

A copy of the Plan is attached as Exhibit 10.1 and incorporated by reference into this Item 5.02. The foregoing description of the Plan is qualified in its entirety by reference to the attached Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
	Exhibit Number	Description of Exhibit
	10.1	CarMax, Inc. Executive Deferred Compensation Plan, effective January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated:	August 11, 2010	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	CarMax, Inc. Executive Deferred Compensation Plan, effective January 1, 2011